CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Netco Investments, Inc.
2295 NW Corporate Boulevard
Boca Raton, Florida 33431

I hereby consent to the use as a part of the this Registration Statement of report dated April 12, 2011, relating to the financial statements of Netco Investments Inc, which is contained in that Form 10K.

I also consent to the reference to us under the caption “Experts” in the Form 10K.

Harris F. Rattray, CPA
Pembroke Pines, FL
Dated:  April 12, 2011